Exhibit 10.35

SECOND AMENDMENT

TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AND

THIRD AMENDMENT TO SECURITY AGREEMENT

This Amendment, dated as of May 30, 2003, is entered into by (1) THQ INC., a Delaware corporation (the “Borrower”), (2) UNION BANK OF CALIFORNIA, N.A., as sole lender (the “Lender”), and (3) UNION BANK OF CALIFORNIA, N.A., as administrative agent (the “Agent”) for the Lender.

Recitals

A.                                   The Borrower, the Lender and Union Bank of California, N.A., as administrative agent, syndication agent and arranger, are party to an Amended and Restated Revolving Credit Agreement dated as of September 27, 2002, as amended by a First Amendment to Amended and Restated Revolving Credit Agreement dated November 21, 2002 (said Amended and Restated Revolving Credit Agreement, as so amended, herein called the “Credit Agreement”), and the Borrower has executed a Security Agreement dated as of August 31, 2000 in favor of the Agent, as amended by a Seventh Amendment to Revolving Credit Agreement and First Amendment to Security Agreement dated as of January 8, 2002 and a Second Amendment to Security Agreement dated September 27, 2002 (said Security Agreement, as so amended, herein called the “Security Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

B.                                     The Borrower, the Lender and the Agent wish to (1) amend the Credit Agreement to, among other things, reduce the maximum Facility Amount to $25,000,000, eliminate the Advance Sublimit and replace the current financial covenants and (2) amend certain provisions of the Security Agreement relating to investment property.  Accordingly, the Borrower, the Lender and the Agent hereby agree as set forth below.

Section 1.  Amendments to Credit Agreement.  Effective as of the date hereof but subject to satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is hereby amended as set forth below.

(a)                                  Section 1.1 of the Credit Agreement is amended by adding the following definition in appropriate alphabetical order:

“‘Marketable Securities’ means securities freely tradable on the New York Stock Exchange, the American Stock Exchange, Nasdaq or another U.S. national securities exchange.”

(b)                                 Section 5.5 of the Credit Agreement is amended in full to read as follows:

“Section 5.5                              Financial Information.  The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2002, and the related consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, independent public accountants, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2002 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.  The Borrower and its Subsidiaries taken as a whole have no material contingent liabilities except as disclosed in such consolidated balance sheet or the notes thereto.”

(c)                                  Section 6.1(a)(i) of the Credit Agreement is amended by deleting the reference to “Sections 6.2(i), (j), (l) and (m)” and substituting “Sections 6.2(i) and (j).”

(d)                                 Section 6.1(a)(ii) of the Credit Agreement is amended by deleting the reference to “Sections 6.2(i), (j), (k), (l) and (m)” and substituting “Sections 6.2(i) and (j).”

(e)                                  Sections 6.2(i), (j), (k), (l) and (m) of the Credit Agreement are deleted and replaced by the following:

“(i)                               Liquidity.  The Borrower will not permit the sum of consolidated cash, Cash Equivalents and Marketable Securities of the Borrower and its Subsidiaries as of the end of any fiscal quarter of the Borrower, commencing with the quarter ended on March 31, 2003, to be less than $50,000,000, as determined by reference to the financial statements to be delivered pursuant to Sections 6.1(a)(i) and (ii).”

“(j)                               Operating Profit.  The Borrower will not permit the consolidated Operating Profit of it and its Subsidiaries for the four-quarter period ended as of the last day of any fiscal quarter of the Borrower, commencing with the quarter ended on March 31, 2003, to be less than (i) $10,000,000 for the four-quarter periods ended on March 31, 2003, June 30, 2003 and September 30, 2003 and (ii) $15,000,000 for any such four-quarter period ended thereafter, as determined by reference to the financial statements to be delivered pursuant to Sections 6.1(a)(i) and (ii); provided, however, that, for purposes of this covenant, $21,964,000 of nonrecurring costs incurred in the quarter ended on December 31, 2002 shall be added back to Operating Profit for the four-quarter periods ended on March 31, 2003, June 30, 2003 and September 30, 2003.”

“(k)                            [INTENTIONALLY OMITTED.]”

“(l)                               [INTENTIONALLY OMITTED.]”

“(m)                         [INTENTIONALLY OMITTED.]”

(f)                                    Schedules 1 and 2 to the Credit Agreement are deleted and replaced by Schedules 1 and 2, respectively, attached hereto.

Section 2.  Amendments to Security Agreement.  Effective as of the date hereof but subject to satisfaction of the conditions precedent set forth in Section 3, the Security Agreement is hereby amended as set forth below.

(a)                                  Section 1(d) of the Security Agreement is amended in full to read as follows:

“(d)                           the securities accounts described in Schedule 1 and all other investment property of any type, all certificates and instruments representing or evidencing such investment property, and all dividends, interest, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (any and all such investment property, certificates, instruments, dividends, interest, distributions, cash, instruments and other property herein called the ‘Investment Property’); provided, however, that the security interest granted hereby in stock or other equity interests in any Person organized under the laws of any jurisdiction outside the United States of America shall be limited to 65% of the outstanding stock or other equity interests in such Person;.”

(b)                                 Section 4 of the Security Agreement is amended in full to read as follows (and the Administrative Agent and the Lender hereby waive any failure by the Borrower to comply with that section before the date hereof):

“Section 4.  [INTENTIONALLY OMITTED.]”

(c)                                  Section 6(f) of the Security Agreement is amended in full to read as follows:

“(f)                              Valid and Perfected First-Priority Security Interest.  This Agreement and the UCC-1 financing statement filed against the Borrower in the State of Delaware create a valid and perfected first-priority security interest in the Collateral.  All filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken (other than the Agent’s obtaining control over any investment property owned by the Borrower).”

(d)                                 Section 10(a)(ii) of the Security Agreement is amended by deleting the phrase “Pledged Equity or Pledged Debt” and the words “Pledged Equity” wherever they appear in that section and substituting the phrase “Investment Property pledged hereunder” in each instance.

Section 3.  Conditions to Effectiveness.  This Amendment shall become effective as of the date first set forth above when the Agent has received an amendment fee of $5,000, for the account of the Lender, and all of the following documents, each dated the date hereof, in form and substance satisfactory to the Agent and in the number of originals requested by the Agent:

(a)                                  this Amendment, duly executed by the Borrower and the Lender; and

(b)                                 such other approvals, evidence and documents as the Lender through the Agent may reasonably request.

Section 7.  Representations and Warranties of Borrower.  The Borrower represents and warrants to the Lender and the Agent as set forth below.

(a)                                  The execution, delivery and performance by the Borrower of this Amendment and each Credit Document, as amended hereby, to which the Borrower is a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower’s certificate of incorporation or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting the Borrower or any of its properties, the conflict, breach or default of which could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary or on the ability of the Borrower to perform its obligations under any of the Credit Documents, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower, other than in favor of the Agent.

(b)                                 No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Credit Documents, as amended hereby, to which the Borrower is a party, or for the consummation of the transactions contemplated hereby or thereby.

(c)                                  This Amendment and each Credit Document, as amended hereby, to which the Borrower is a party have been duly executed and delivered by the Borrower.  The Credit Documents, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d)                                 The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by

Deloitte & Touche LLP, independent public accountants, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2002 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.  The Borrower and its Subsidiaries taken as a whole have no material contingent liabilities except as disclosed in such consolidated balance sheet or the notes thereto.

(e)                                  There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any Subsidiary pending or, to the best knowledge of the Borrower, threatened before any Governmental Person, arbitrator or referee (i) that could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) that purports to affect the legality, validity or enforceability of this Amendment or any of the Credit Documents, as amended hereby, to which the Borrower is a party or the consummation of the transactions contemplated hereby or thereby.

(f)                                    The execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement.

(g)                                 There has been no amendment, supplement or other modification to the certificate of incorporation or bylaws of the Borrower on or after September 27, 2002.  The representations and warranties of the Credit Parties contained in the Credit Documents are correct in all material respects on and as of the date of this Amendment, before and after giving effect to the same, as if made on and as of such date.  No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

Section 8.  Reference to and Effect on Credit Documents.

(a)                                  On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)                                 Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby.

(c)                                  Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

Section 9.  Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

Section 10.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.]

Section 11.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

THQ INC.

By:	/s/ Fred A. Gysi
Fred Gysi
Senior Vice President, Finance & Administration

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent and Lender

By:	/s/ John C. Kase
John C. Kase
Vice President & Senior Credit Executive

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SCHEDULE 1

FACILITY AMOUNT AND ADVANCE SUBLIMIT

I.                                         Facility Amount

Month	Amount

August 2002	$20,000,000
September 2002	$35,000,000
October 2002	$35,000,000
November 2002	$35,000,000
December 2002	$35,000,000
January 2003	$35,000,000
February 2003	$20,000,000
March 2003	$20,000,000
April 2003	$20,000,000
May 2003	$20,000,000
June 2003	$20,000,000
July 2003	$20,000,000
August 2003	$20,000,000
September 2003	$25,000,000
October 2003	$25,000,000
November 2003	$20,000,000
December 2003	$20,000,000
January 2004	$20,000,000
February 2004	$20,000,000
March 2004	$20,000,000
April 2004	$20,000,000
May 2004	$20,000,000
June 2004	$20,000,000
July 2004	$20,000,000
August 2004	$20,000,000

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II.                                     Advance Sublimit

Month	Amount

August 2002	$10,000,000
September 2002	$10,000,000
October 2002	$10,000,000
November 2002	$20,000,000
December 2002	$20,000,000
January 2003	$20,000,000
February 2003	$10,000,000
March 2003	$10,000,000
April 2003	$10,000,000
May 2003	nil
June 2003	nil
July 2003	nil
August 2003	nil
September 2003	nil
October 2003	nil
November 2003	nil
December 2003	nil
January 2004	nil
February 2004	nil
March 2004	nil
April 2004	nil
May 2004	nil
June 2004	nil
July 2004	nil
August 2004	nil

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SCHEDULE 2

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Direct Owner	Percentage Ownership

Genetic Anomalies, Inc.	Delaware	THQ Inc.	100%

Pacific Coast Power and Light Company	California	THQ Inc.	100%

Rainbow Multimedia Group, Inc.	Arizona	THQ Inc.	100%

THQ/Jakks Pacific, LLC	Delaware	THQ Inc.	50%

THQ Wireless Inc.	Delaware	THQ Inc.	100%

Volition, Inc.	Delaware	THQ Inc.	100%

THQ (Holdings) Ltd.	England	THQ Inc.	100%

T. HQ International Ltd.	England	THQ Inc.	100%

THQ International Operations Ltd.	England	THQ Inc.	100%

THQ Entertainment GmbH	Germany	THQ (Holdings)	100%

THQ Asia Pacific Pty Ltd.	Australia	THQ (Holdings)	100%

THQ Australia Studios Pty Ltd.	Australia	THQ Inc.	100%

THQ Korea Ltd.	Korea	THQ Inc.	100%

THQ France Sarl	France	THQ (Holdings)	100%

THQ Wireless International Sarl	Luxembourg	THQ Wireless Inc.	100%

THQ Wireless Cayman Inc.	Cayman Islands	THQ Wireless International Sarl	100%

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